UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 8, 2012

CONSOLIDATED GRAPHICS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

TEXAS	001-12631	76-0190827
(STATE OR OTHER JURISDICTION	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER
OF INCORPORATION)		IDENTIFICATION NO.)

5858 WESTHEIMER, SUITE 200

HOUSTON, TEXAS 77057

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 787-0977

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 8, 2012, we entered into a First Amendment to the Credit Agreement (the “First Amendment”), which effectively modified, amended and extended our existing primary bank credit agreement (the “Credit Agreement”), with JPMorgan Chase Bank, N.A., as administrative agent, J.P. Morgan Securities, Inc., as co-lead arranger and sole book runner, Wells Fargo Bank, N.A., as syndication agent and co-lead arranger, and the lenders party thereto.  See Item 2.03 bellow for a general description of the terms of the First Amendment.

ITEM 2.03 – CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRAGNEMENT OF A REGISTRANT

The First Amendment extended the maturity date of the Credit Agreement from October 6, 2014 to June 8, 2017.  The Credit Agreement currently provides for a revolving credit facility of $285 million, which includes a $5 million swingline sub-facility and a $30 million letter of credit sub-facility. The First Amendment amended the Credit Agreement by adding an accordion feature that could, under prescribed conditions, increase the credit facility by $100 million to $385 million.  Further amendments were made to the Credit Agreement including, among other things, an improved pricing grid that lowers the interest rate on borrowings and other changes providing greater flexibility in forming and investing in foreign subsidiaries and joint ventures.

The proceeds from borrowings under the Credit Agreement, as amended, can be used to repay certain indebtedness, finance certain acquisitions, provide for working capital and general corporate purposes and, subject to certain restrictions, fund the repurchase of our common stock.  We are subject to certain covenants and restrictions and we must meet certain financial tests as defined in the Credit Agreement.

The amended Credit Agreement requires us to pay interest periodically at either (1) the London Interbank Offered Rate (LIBOR) plus a margin of 1.25% to 2.25%, or (2) an alternate base rate (based upon the greater of (i) the administrative agent bank’s prime lending rate, (ii) the sum of the LIBOR rate for a one-month interest period plus 1.50%) and (iii) the sum of the Federal Funds effective rate from time to time plus 0.5%).  We are also required to pay an annual commitment fee ranging from 0.25% to 0.375% on available but unused amounts under the Credit Agreement.  The interest rate margin and the commitment fee is determined based on our consolidated leverage ratio set forth in the Credit Agreement and are set quarterly.

The foregoing is a summary only, is not necessarily complete, and is qualified by the full text of the First Amendment filed herewith as Exhibit 10.1, as well as the full text of the Credit Agreement, which has been previously filed with the Securities and Exchange Commission.  A copy of a press release announcing the execution of the First Amendment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

As of June 7, 2012, borrowings outstanding under the Credit Agreement were $111.2 million with interest accruing at a weighted average rate of 2.1%.

ITEM – 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)  EXHIBITS

The following exhibit is filed herewith:

10.1               First Amendment to Credit Agreement dated as of June 8, 2012, between Consolidated Graphics, Inc., JPMorgan Chase Bank, N.A., as administrative agent, J.P. Morgan Securities, Inc., as co-lead arranger and sole book runner, Wells Fargo Bank, N.A., as syndication agent and co-lead arranger, and the lenders and guarantors party thereto.

99.1               Press release of the Company dated June 8, 2012, announcing the amendment of the Company’s existing revolving credit facility.

SIGNATURE

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.

CONSOLIDATED GRAPHICS, INC.
(Registrant)

	By:	/s/ Jon C. Biro

Jon C. Biro
Executive Vice President and Chief Financial and Accounting Officer

Date: June 8, 2012

Exhibit Index

Exhibit Number	Description
10.1

First Amendment to Credit Agreement dated as of June 8, 2012, between Consolidated Graphics, Inc., JPMorgan Chase Bank, N.A., as administrative agent, J.P. Morgan Securities, Inc., as co-lead arranger and sole book runner, Wells Fargo Bank, N.A., as syndication agent and co-lead arranger, and the lenders and guarantors party thereto.

99.1	Press release of the Company dated June 8, 2012, announcing the amendment of the Company’s existing revolving credit facility.